Exhibit 4.1

EXECUTION VERSION

Third Supplemental Indenture (this “Supplemental Indenture”), dated as of June 8, 2015 among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation and a wholly owned subsidiary of Holdings (as successor by way of merger with Consolidated Communications Finance II Co. (the “Initial Issuer”), the “Company”), and the guarantors listed on the signature page hereto (together with Holdings, the “Guarantors”), and Wells Fargo Bank, National Association, a national banking association (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Initial Issuer,  and the Trustee have heretofore executed and delivered an original indenture, dated as of September 18, 2014 (the “Original Indenture”), providing for the initial issuance by the Company of $200,000,000 aggregate principal of its 6.50% Senior Notes due 2022 (the “Existing Notes”) on September 18, 2014;

WHEREAS, the Company as successor by way of merger to the Initial Issuer, assumed all obligations of the Initial Issuer under the Existing Notes and the Original Indenture pursuant to that certain first supplemental indenture dated October 16, 2014 (the “First Supplemental Indenture”), and certain Guarantors guaranteed all of the Company’s obligations under the Existing Notes, the Original Indenture and the First Supplemental Indenture, pursuant to a second that certain second supplemental indenture dated November 14, 2014 (together with the First Supplemental Indenture, and the Original Indenture, the “Indenture”);

WHEREAS, Sections 2.02 and 4.09 of the Indenture provide for the issuance from time to time of Additional Notes by the Company without notice to or consent of Holders;

WHEREAS, the Company desires to issue $300,000,000 aggregate principal amount of Additional Notes on the date hereof (the “Additional 2022 Notes”);

WHEREAS, pursuant to the terms of the Indenture, the Additional 2022 Notes shall rank pari passu and be consolidated with, and form a single class with, the Existing Notes; and

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel and all covenants and conditions precedent provided for in the Indenture relating to the execution of this Supplemental Indenture and the authentication of the Additional 2022 Notes have been satisfied, pursuant to Section 9.01(viii) and Section 2.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders and authenticate the Additional 2022 Notes, respectively.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders as follows:

ARTICLE 1
DEFINITIONS

Section 1.1   Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
ADDITIONAL NOTES

Section 2.1   Additional Notes.  Pursuant to this Supplemental Indenture, the Additional 2022 Notes are hereby created and established under the Indenture, and shall constitute “Additional Notes” thereunder, and are being issued by the Company on the date hereof in an aggregate principal amount of $300,000,000, which shall increase the aggregate principal amount of, and shall form part of the same series as, the Existing Notes.  The Additional 2022 Notes issued hereunder shall rank pari passu and be consolidated with and form a single class with the Existing Notes, shall have the same terms as the Existing Notes (except for issue date, issue price, the first interest payment date and the initial interest accrual date and except that Additional 2022 Notes issued pursuant to Regulation S will have a separate CUSIP/ISIN number until 40 days after the date hereof, but thereafter any Holders may transfer such Additional 2022 Notes issued pursuant to Regulation S into the same CUSIP as the Existing Notes issued pursuant to Regulation S) for all purposes under the Indenture and the Additional 2022 Notes and the Existing Notes will vote as one class for all purposes under the Indenture, as supplemented by this Supplemental Indenture.  Unless the context requires otherwise, references to “Notes” for all purposes under the Indenture, as supplemented by this Supplemental Indenture, shall include the Additional 2022 Notes.  The Additional 2022 Notes shall be issued in global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in substantially the form of Exhibit A of the Indenture.

ARTICLE 3
MISCELLANEOUS

Section 3.1   Execution and Delivery.  This Supplemental Indenture shall be effective upon execution by the parties hereto.

Section 3.2   Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.3   Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.4   Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 3.5   Waiver of Jury Trial.  EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.6   Counterparts.  The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission).  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.7   Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.8   Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Additional 2022 Notes or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.  The Trustee shall not be accountable for the use or application by the Company of the Additional 2022 Notes or the proceeds thereof.  In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, including its right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided.

[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CONSOLIDATED COMMUNICATIONS, INC.
CONSOLIDATED COMMUNICATIONS
HOLDINGS, INC., as a Guarantor
CONSOLIDATED COMMUNICATIONS
OF TEXAS COMPANY, as a Guarantor
CONSOLIDATED COMMUNICATIONS
OF FORT BEND COMPANY, as a Guarantor
CONSOLIDATED COMMUNICATIONS
SERVICES COMPANY, as a Guarantor
CONSOLIDATED COMMUNICATIONS
ENTERPRISE SERVICES, INC., as a Guarantor
CONSOLIDATED COMMUNICATIONS
OF PENNSYLVANIA COMPANY, LLC, as a Guarantor
SUREWEST COMMUNICATIONS, as a Guarantor
SUREWEST TELEPHONE, as a Guarantor
SUREWEST LONG DISTANCE, as a Guarantor
SUREWEST TELEVIDEO, as a Guarantor
SUREWEST FIBER VENTURES LLC, as a Guarantor
SUREWEST KANSAS, INC., as a Guarantor
ENVENTIS CORPORATION, as a Guarantor
Cable Network, Inc., as a Guarantor
Crystal Communications, Inc., as a Guarantor
Enventis Telecom, Inc., as a Guarantor
Heartland Telecommunications Company of Iowa, Inc., as a Guarantor
Mankato Citizens Telephone Company, as a Guarantor
Mid-Communications, Inc., as a Guarantor
National Independent Billing, Inc., as a Guarantor
Ideaone Telecom, Inc., as a Guarantor
Enterprise Integration Services, Inc., as a Guarantor

By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President

[Signature Page to Third Supplemental Indenture]